Exhibit 1.1

6,000,000 shares

CORSAIR COMPONENTS, INC.

Common Stock

UNDERWRITING AGREEMENT

•, 2012

STIFEL, NICOLAUS & COMPANY, INCORPORATED

RBC CAPITAL MARKETS, LLC,

As Representatives of the several

  Underwriters named in Schedule 1 attached hereto,

c/o Stifel, Nicolaus & Company, Incorporated

One Montgomery Street

Suite 2700

San Francisco, CA 94104

Ladies and Gentlemen:

Corsair Components, Inc., a Delaware corporation (the “Company”), and certain stockholders and a warrantholder of the Company named in Schedule 2 attached hereto (the “Selling Stockholders”), propose to sell an aggregate of 6,000,000 shares (the “Firm Stock”) of the Company’s Common Stock, par value $0.00001 per share (the “Common Stock”). Of the 6,000,000 shares of the Firm Stock, 4,124,000 shares are being sold by the Company and 1,876,000 shares are being sold by the Selling Stockholders as set forth in Schedule 2. In addition, Andrew J. Paul (the “Option Stockholder”) and the Company propose to grant, severally and not jointly, to the underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”) options to purchase up to an aggregate of 541,000 additional shares of the Common Stock (in the case of the Option Stockholder) and up to an aggregate of 359,000 additional shares of the Common Stock (in the case of the Company) on the terms set forth in Section 3 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.” This Agreement is to confirm the agreement concerning the purchase of the Stock from the Company and the Selling Stockholders by the Underwriters.

1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) A registration statement on Form S-1 (File No. 333-166282) relating to the Stock, as amended, has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendments thereto have been delivered by the Company to you as the Representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means • [a.m.][p.m.] (New York City time) •, 2012;

(ii) “Effective Date” means the date and time as of which such registration statement, or if a post-effective amendment thereto shall have become effective, the most recent post-effective amendment to such registration statement, was declared effective by the Commission;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Rules and Regulations (“Rule 405”)) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Stock, as amended or supplemented from time to time, provided that the term “Issuer Free Writing Prospectus” shall not include any “free writing prospectus” (as defined in Rule 405) prepared by anyone other than the Company, unless the Company has given its prior written consent to such free writing prospectus;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Rules and Regulations, as amended or supplemented from time to time, and references to “the most recent” Preliminary Prospectus shall mean the Company’s preliminary prospectus dated May 4, 2012;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule 4 hereto, if any, and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and listed on Schedule 6.

(vi) “Prospectus” means the final prospectus relating to the Stock, as filed with the Commission pursuant to Rule 424(b) under the Rules and Regulations, as amended or supplemented from time to time; and

(vii) “Registration Statement” means such registration statement, including any Preliminary Prospectus or the Prospectus included therein, and all exhibits to such registration statement, as amended or supplemented from time to time, and including the information deemed by virtue of Rule 430A(b) under the Rules and Regulations to be part of such registration statement as of the Effective Date. In the event the Company files an abbreviated registration statement to register additional shares of Common Stock under Rule 462(b) under the Rules and Regulations (the “Rule 462(b) Registration Statement”), then, from and after the time of such filing, references herein to the term “Registration

Statement” shall be deemed to include such Rule 462(b) Registration Statement, mutatis mutandis.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission.

(b) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Rules and Regulations) of the Stock, is not on the date hereof and will not be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405).

(c) The Registration Statement complied or will comply, as the case may be, as to form in all material respects on the Effective Date, and any amendment to the Registration Statement filed after the date hereof will comply as to form in all material respects when filed, with the requirements of the Rules and Regulations. The most recent Preliminary Prospectus, as of its date, complied as to form in all material respects, and the Prospectus will comply as to form in all material respects when filed with the Commission pursuant to Rule 424(b) under the Rules and Regulations and on the applicable Delivery Date, with the requirements of the Rules and Regulations.

(d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation, warranty or agreement is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(e) The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation, warranty or agreement is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(f) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation, warranty or agreement is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(g) The Pricing Disclosure Package, when taken together with each Issuer Free Writing Prospectus listed in Schedule 5 hereto, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package (or any Issuer Free Writing Prospectus listed in Schedule 5 hereto) in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(h) Each Issuer Free Writing Prospectus complied or will comply, as the case may be, as to form in all material respects to the requirements of the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, it being understood that the Representatives have consented to the Issuer Free Writing Prospectuses set forth on Schedule 5 and Schedule 6 hereto. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Rules and Regulations) in connection with the offering of the Stock will not be required to be filed pursuant to the Rules and Regulations.

(i) Each of the Company and its subsidiaries (as defined in Section 19) has been duly organized, is validly existing and in good standing as a corporation or other entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Each of the Company and its subsidiaries has all power and authority (as a corporation or other entity, as the case may be) necessary to own or hold its properties and to conduct the businesses in which it is engaged, except for such failures to have any such power or authority as would not reasonably be expected to have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement. None of the subsidiaries of the Company (other than Corsair Memory, Inc., a Delaware corporation (“Memory”), and Corsair (Hong Kong) Limited, a Hong Kong corporation) is a “significant subsidiary” (as defined in Rule 405).

(j) The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the descriptions thereof contained in the most recent Preliminary Prospectus and were issued in material compliance with federal and state securities laws and not in material violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s outstanding options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and conform in all material respects to the respective descriptions thereof contained in the most recent Preliminary Prospectus and were issued in material compliance with federal and state securities laws. All of the issued shares of capital stock of each subsidiary of the Company that is a corporation have been duly authorized and validly issued, are fully paid and non-assessable and, except for directors’ qualifying shares[, certain shares of Corsair Memory, S.A., a Swiss corporation, not to exceed two percent of its outstanding shares] or as otherwise described in the most recent Preliminary Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims (A) as would not in the aggregate reasonably be expected to have a Material Adverse Effect or (B) arising in connection with or securing any credit facility described in the most recent Preliminary Prospectus or (C) as otherwise disclosed in the most recent Preliminary Prospectus.

(k) The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus, and will be free of preemptive rights, rights of first refusal and similar rights arising under the Delaware General Corporation Law (“DGCL”) or any instrument or agreement to which the Company or any of its subsidiaries is a party.

(l) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(m) The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries pursuant to, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the case of clauses (i) and (iii) only, for any such conflicts, breaches, violations, liens, charges, encumbrances, defaults or other matters referred to above as would not reasonably be expected to have a Material Adverse Effect.

(n) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications (A) as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state securities laws in connection with the purchase and sale of the Stock by the Underwriters, (B) as have been granted, obtained or made, as the case may be, or (C) as may be required by FINRA (as defined below), and except where the failure to obtain or make any such consents, approvals, authorizations, orders, filings, registrations, or qualifications would not reasonably be expected to have a Material Adverse Effect; provided that no representation, warranty or agreement is made with respect to state or foreign securities laws.

(o) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act, except (A) as referred to in the most recent Preliminary Prospectus, and (B) for agreements and understandings with the Selling Stockholders in connection with this offering.

(p) The Company has not sold or issued any securities that were not registered under the Securities Act that would be integrated with the offering of the Stock contemplated by this Agreement in such a manner as would require such other securities to be registered under the Securities Act.

(q) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest financial statements reviewed or audited by KPMG LLP included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any adverse change in the consolidated capital stock, long-term debt or capital lease obligations of the Company and its consolidated subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Except as contemplated by the most recent Preliminary Prospectus, since the date as of which information is given in the most recent Preliminary Prospectus, the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(s) The historical financial statements (including the related notes and supporting schedules) of the Company and its consolidated subsidiaries included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Rules and Regulations and present fairly the consolidated financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied (except as otherwise stated therein) on a consistent basis throughout the periods involved.

(t) KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 9(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(u) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property (if any) owned by them and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the most recent Preliminary Prospectus or such as do not materially adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under leases that are valid, binding and enforceable obligations of the Company or one of its subsidiaries, as the case may be (subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or to general equitable principles and except that rights to indemnity may be limited by applicable law), with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.

(v) The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of their respective businesses and the value of their respective properties. Except for any of the following as would not reasonably be expected to have a Material Adverse Effect, all policies of insurance of the Company and its subsidiaries are in full force and effect; the

Company and its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any current insurer of the Company or any of its subsidiaries or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(w) The statistical and market-related data included under the captions “Prospectus Summary” and “Business” in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable, reasonable and also, in the case of historical data, accurate, in all material respects.

(x) Neither the Company nor Memory is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, neither of them will be, (i) an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(y) Except as set forth in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement by the Company or the consummation of the transactions contemplated hereby to be consummated by the Company; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(z) There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the most recent Preliminary Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described in all material respects and filed as required; and the Company has no knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof, except as would not reasonably be expected to have a Material Adverse Effect.

(aa) No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(bb) Except as in the case of any of the following as would not reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (i) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(cc) The Company and each of its subsidiaries have filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all material taxes due thereon (except for taxes that are not overdue or are being contested in good faith and for which adequate reserves, to the extent required under generally accepted accounting principles, have been provided), and no currently unpaid tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies of the Company or any of its subsidiaries, except for such tax deficiencies as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Company or the issuance or sale by the Company of the Stock to be sold by the Company to the Underwriters.

(ee) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by laws (or similar organizational documents), (ii) is in default, and no event has occurred and is continuing that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation, event, failure or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no judgments, orders or decrees of any court or governmental agency or body having jurisdiction over the Company or its property or assets currently and specifically applicable to the Company or any of its subsidiaries.

(ff) The Company and each of its subsidiaries (i) make and keep accurate books and records and (ii) maintain and has maintained a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(hh) Except as otherwise set forth in the most recent Preliminary Prospectus, since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by KPMG LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal control over financial reporting that could adversely affect the ability of the Company and its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) since that date, there have been no material changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting.

(ii) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with those provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are currently applicable to the Company or its directors or officers, in their capacities as such, as the case may be.

(jj) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies” in the most recent Preliminary Prospectus accurately and fully describes in all material respects the accounting policies that the Company believes involve the Company’s more significant judgments, assumptions and estimates and, therefore, could have the greatest potential impact on the Company’s consolidated financial statements (“Critical Accounting Policies”).

(kk) The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except where the failure to have any such Permit would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(ll) Except as described in the most recent Preliminary Prospectus or as would not reasonably be expected, in the aggregate, to have a Material Adverse Effect, the Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(mm) Except as described in the most recent Preliminary Prospectus or as would not reasonably be expected, in the aggregate, to have a Material Adverse Effect, (A) there are no proceedings that are pending, or known by the Company to be contemplated, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) none of the Company and its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(nn) Neither the Company nor any subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, or any applicable federal or state wage and hour laws, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(oo) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting (and authorized to act) on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(pp) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency applicable to the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(qq) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds from the sale of the Stock sold by the Company to the Underwriters, or lend, contribute or otherwise make available such proceeds to any subsidiary for the purpose, or, to the knowledge of the Company, to any joint venture partner or other person or entity for the purpose, of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr) The Company has not distributed and, prior to the later to occur of the last Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the

Representatives have consented in accordance with Section 1(h) or 6(a)(vi), any electronic road show to which the Representatives have consented and any Issuer Free Writing Prospectus set forth on Schedule 5 or Schedule 6 hereto. For purposes of this paragraph, the Company may assume that the distribution of the Stock has been completed as of the Initial Delivery Date unless otherwise advised in writing by the Representatives.

(ss) The Company has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

(tt) The Stock has been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on The NASDAQ Global Market.

(uu) Each officer, director and stockholder of the Company set forth on Schedule 3 hereto has furnished to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A-1 hereto (the “Lock-Up Agreements”).

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriters, as to matters covered thereby, to each Underwriter.

2. Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter:

(a) Neither such Selling Stockholder nor any person acting on behalf of such Selling Stockholder (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405) relating to the Stock in connection with the offering of the Stock.

(b) Such Selling Stockholder is, and immediately prior to any Delivery Date on which such Selling Stockholder is selling shares of Stock, such Selling Stockholder will be, the sole and lawful owner of (i) in the case of a Selling Stockholder other than BHC Interim Funding III, L.P. (“BHC”), (X) a certificate or certificates registered in its name or book entry notation evidencing the shares of Stock to be sold by such Selling Stockholder hereunder on such Delivery Date, (Y) an option or options registered in its name that are exercisable for the shares of Stock to be sold by such Selling Stockholder hereunder on such Delivery Date or (Z) a combination of such certificates, book entry shares and options, and (ii) in the case of BHC, a warrant or warrants registered in its name that are exercisable for the shares of Stock to be sold by BHC, in each case free and clear of all liens, encumbrances, equities, community property rights, restrictions on transfer or claims, except for any liens, encumbrances, equities or claims arising under the Custody Agreement and, in the case of the Company’s employee stock ownership plan (the “ESOP”), those in favor of ESOP participants.

(c) The Stock to be sold by such Selling Stockholder hereunder, which is represented by the certificates or book entry shares or exercisable options (or, in the case of BHC, which is issuable upon exercise of warrants) held in custody for such Selling Stockholder, is subject to the interest of the Underwriters and the other Selling Stockholders thereunder, the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable, and the obligations of such Selling Stockholder hereunder shall not be terminated by any act of such Selling Stockholder, by operation of law, by the death or incapacity of such Selling Stockholder (if such Selling Stockholder is an individual) or, if such Selling Stockholder is a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event (except, in the case of the ESOP, as may otherwise be required by applicable law).

(d) Upon payment for the Stock to be sold by such Selling Stockholder as provided in this Agreement, delivery of such Stock, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Stock in the name of Cede or such other nominee and the crediting of such Stock on the books of DTC to “securities accounts” (as defined in Section 8-501(a) of the New York Uniform Commercial Code) (the “UCC”)) of the Underwriters maintained with DTC (assuming that neither DTC nor any such Underwriter has “notice of an adverse claim”) (within the meaning of Section 8-105 of the UCC) to such Stock), (i) DTC shall be a “protected purchaser” of such Stock within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a “security entitlement” (within the meaning of UCC Section 8-102(a)(17)) in respect of such Stock and (iii) no action based on any “adverse claim” (within the meaning of Section 8-102(a)(1) of the UCC), to such Stock may be successfully asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (A) such Stock will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (B) DTC will be registered as a “clearing corporation” (within the meaning of Section 8-102(a)(5)) of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e) Such Selling Stockholder (other than BHC) has placed in custody under a custody agreement and irrevocable power of attorney (the “Custody Agreement” and, together with all other similar agreements executed by the other Selling Stockholders, the “Custody Agreements”) with American Stock Transfer & Trust Company, as custodian (the “Custodian”), for delivery under this Agreement, (i) shares in certificate form, each accompanied by a duly executed stock power or stock powers in blank bearing the signature of such Selling Stockholder (with signature guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program or otherwise verified in a manner reasonably satisfactory to counsel to the Underwriters); (ii) shares in book-entry form, each accompanied by a duly executed stock power or stock powers in blank bearing the signature of such Selling Stockholder so guaranteed; (iii) a notice or notices of option exercise duly executed and completed by such Selling Stockholder in accordance with the terms of the options, together with a duly executed stock power or stock powers in blank, bearing the signature of such Selling Stockholder so guaranteed, with respect to the shares underlying such options or (iv) a combination of clauses (i), (ii) and (iii) above representing, in the aggregate, the shares of Stock. BHC has placed in custody under a Custody Agreement with the Custodian a number of warrants sufficient to effect a cashless exercise thereof for the shares of Stock to be sold by it hereunder, together with a notice of cashless warrant exercise duly executed and completed by it in accordance with the terms of the warrants and representing the shares of Stock to be sold by BHC hereunder and a duly executed stock power or stock powers in blank bearing the signature of BHC (with signature guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program or otherwise verified in a manner reasonably satisfactory to counsel to the Underwriters).

(f) Pursuant to the Custody Agreement, such Selling Stockholder has appointed Andrew J. Paul and Nicholas B. Hawkins as such Selling Stockholder’s attorneys-in-fact (each, an “Attorney-in-Fact”), with full power of substitution, and with full authority (exercisable by any one or more of them) to approve the form and terms of, execute and deliver this Agreement on behalf of such Selling Stockholder and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of such Selling Stockholder.

(g) If such Selling Stockholder is a corporation or other entity, such Selling Stockholder has full right, power and authority, as such corporation or other entity, as the case may be, to enter into this Agreement and the Custody Agreement.

(h) This Agreement has been duly and validly authorized (if such Selling Stockholder is a corporation or other entity), executed and delivered by or on behalf of the Selling Stockholder.

(i) The Custody Agreement has been duly and validly authorized (if such Selling Stockholder is a corporation or other entity), executed and delivered by or on behalf of such Selling Stockholder and constitutes a valid and legally binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing, and except as rights to indemnity thereunder may be limited by applicable law.

(j) The execution and delivery of this Agreement and the Custody Agreement by such Selling Stockholder and the sale of the Stock to be sold by such Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of such Selling Stockholder, if such Selling Stockholder is an entity other than a trust, (iii) result in any violation of the provisions of the certificate of trust or trust agreement (or similar organizational documents) of such Selling Stockholder, if such Selling Stockholder is a trust, or (iv) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder, except for any such conflict, breach, violation or default as would not reasonably be expected to adversely affect the sale of the Stock to be sold by such Selling Stockholder hereunder; provided that (A) such Selling Stockholder hereby waives for the benefit of the Company and the Underwriters any breach or violation referred to in clauses (i) through (iv); (B) no representation, warranty or agreement is made with respect to securities laws; and (C) rights to indemnity and contribution may be limited by applicable law.

(k) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder is required to be obtained or made by such Selling Stockholder for the execution, delivery and performance of this Agreement or the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under applicable state or foreign securities laws in connection with the purchase and sale of the Stock by the Underwriters or under the Exchange Act.

(l) To the knowledge of such Selling Stockholder, the Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation, warranty or agreement is made except as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion therein, which information is specified in Section 10(g).

(m) To the knowledge of such Selling Stockholder, the Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation, warranty or agreement is made except as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion therein, which information is specified in Section 10(g).

(n) To the knowledge of such Selling Stockholder, the Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation, warranty or agreement is made except as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion therein, which information is specified in Section 10(g).

(o) To the knowledge of such Selling Stockholder, the Pricing Disclosure Package, when taken together with each Issuer Free Writing Prospectus listed in Schedule 5 hereto, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation, warranty or agreement is made except as to information contained in or omitted from the Pricing Disclosure Package (or any Issuer Free Writing Prospectus listed in Schedule 5 hereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion therein, which information is specified in Section 10(g).

(p) The Selling Stockholder is not prompted to sell shares of Common Stock by any material information concerning the Company that is not set forth in the Registration Statement.

(q) The Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Stock.

Any certificate signed by any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by such Selling Stockholder, severally and not jointly, to the Underwriters, as to matters covered thereby, to each Underwriter.

3. Purchase of the Stock by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 4,124,000 shares of the Firm Stock and each Selling Stockholder, severally and not jointly, agrees to sell the number of shares of the Firm Stock set forth opposite its name in Schedule 2 hereto under the caption “Number of Shares of Firm Stock” to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule 1 hereto. Each Underwriter shall be obligated to purchase from the Company, and from each Selling Stockholder, that number of shares of the Firm Stock that represents the same proportion of the number of shares of the Firm Stock to be sold by the Company and by each Selling Stockholder as the number of shares of the Firm Stock set forth opposite the name of such Underwriter in Schedule 1 represents to the total number of shares of the Firm Stock to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, the Option Stockholder grants to the Underwriters an option to purchase up to the number of shares of Option Stock set forth opposite his name on Schedule 2 and the Company grants to the Underwriters an option to purchase up to 359,000 additional shares of Option Stock, severally and not jointly. Such options are exercisable in the event that the Underwriters sell more shares of Common Stock than the number of shares of Firm Stock in the offering and as set forth in Section 5 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on the applicable Delivery Date as the number of shares of Firm Stock set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock. The Option Stockholder, the Company and the Underwriters agree, severally and jointly, that if the Underwriters shall elect to purchase any shares of Option Stock, such shares shall be purchased, first, from the Option Stockholder and, to the extent that the aggregate number of shares of Option Stock that the Underwriters elect to purchase shall exceed 541,000 shares, any remaining shares of Option Stock shall be purchased from the Company.

The purchase price payable by the Underwriters for both the Firm Stock and the Option Stock is $• per share.

The Company and the Selling Stockholders shall not be obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

4. Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.

5. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Stock and any Option Stock to be purchased and sold on the Initial Delivery Date shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Stock and any such Option Stock being sold by the Company and the Selling Stockholders to or upon the order of the Company and any Attorney-in-Fact, respectively, by wire transfer in immediately available funds to the accounts specified by the Company and any Attorney-in-Fact. Time shall be of the essence, and delivery or payment, as the case may be, at the time and place and in the manner specified pursuant to this Agreement is a further condition of the several obligations of each Underwriter, the Company and each Selling Stockholder hereunder. The Company and the Selling Stockholders, severally and not jointly, shall deliver or cause to be delivered the respective shares of Firm Stock and, if applicable, Option Stock to be sold by each of them through the facilities of DTC unless the Representatives shall otherwise instruct.

The options granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Option Stockholder and the Company by the Representatives; provided that if such expiration date falls on a day that is not a business day, the options granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the options are being exercised, and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time (i) shall be later than the Initial Delivery Date, and (ii) shall not be earlier than the third business day nor later than the fifth business day after the date on which the options shall have been exercised. Each date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date,” and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Stock by the Option Stockholder and/or the Company and payment for the Option Stock by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Option Stockholder and/or the Company, as the case may be. On the Option Stock Delivery Date, the Company and/or the Option Stockholder, as the case may be, shall deliver or cause to be delivered, severally and not jointly, the respective shares of Option Stock, if any, to be sold by each of them to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the aggregate respective purchase prices of the Option Stock being sold by the Option Stockholder and/or the Company, as the case may be, by wire transfer in immediately available funds to the respective account(s) specified by the Option Stockholder and/or the Company, as the case may be. Time shall be of the essence, and delivery and payment at the time and place and in the manner specified pursuant to this Agreement is a further condition of the several obligations of each Underwriter, the Option Stockholder and the Company hereunder. The Option Stockholder and/or the Company, as the case may be, severally and not jointly, shall deliver or cause to be delivered the respective shares of Option Stock, if any, to be sold by each of them through the facilities of DTC unless the Representatives shall otherwise instruct.

Anything in this Agreement to the contrary notwithstanding, upon written instructions from any Attorney-in-Fact to the Representatives and the Custodian, there may be deducted from any amounts payable by the Underwriters to any Selling Stockholder pursuant to this Section 5 (a) such amounts as may be necessary to pay (or reimburse the Company for the payment of) the expenses that such Selling Stockholder has agreed to pay pursuant to Section 8 hereof or pursuant to the Custody Agreement and (b) in the event that any shares of Stock sold by such Selling Stockholder to the Underwriters are issued upon the exercise of stock options in respect of which notices of option exercise have been deposited with or otherwise delivered to the Custodian as contemplated by Section 2(e)(iii) hereof, such amounts as any Attorney-in-Fact may deem necessary to pay the exercise price of such options and to pay or provide for all taxes, duties, imposts or withholdings imposed or payable in connection therewith.

6. Further Agreements of the Company and the Underwriters. (a) The Company agrees with the Underwriters:

(i) To prepare the Prospectus in a form reasonably acceptable by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Rules and Regulations not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as permitted hereby; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(ii) To furnish promptly, upon request, to each of the Representatives and to counsel for the Underwriters a photocopy of a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, (x) if the delivery of a prospectus is required by applicable federal or state securities laws at any time after the date hereof and prior to the first anniversary of such date in connection with the offering or sale by an Underwriter of an unsold allotment of Stock purchased pursuant to this Agreement, (y) solely in the case of any such delivery that would occur after the Initial Delivery Date, if the Representatives shall have delivered notice to the Company to the effect that the Underwriters are required by law to deliver a prospectus in connection with offers and sales of such an unsold allotment and (z) if at such time (A) any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading or (B) for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file with the Commission and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance, and in the event that the Underwriters shall have given the notice referred to in clause (y) above, the Underwriters agree that they shall promptly give notice to the Company, through the Representatives, when such obligation to deliver a prospectus ceases (and, in any event, the Company’s obligation to amend or supplement the Prospectus as aforesaid shall not extend beyond the first anniversary of the date of this Agreement).

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission, provided that the Company’s obligations under this paragraph (iv) shall terminate on the earlier of the purchase by the Underwriters of all of the Option Stock or the expiration of the underwriters’ option to purchase the Option Stock, except as otherwise provided in Section 6(iii) above.

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and not to file any such amendment or supplement to which the Representatives shall reasonably object.

(vi) Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives (not to be unreasonably withheld), provided that no such consent shall be required for any Issuer Free Writing Prospectus listed on Schedule 5 or Schedule 6 hereto.

(vii) To comply with all applicable requirements of Rule 433 under the Rules and Regulations with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or, when considered together the Prospectus and any other Issuer Free Writing Prospectuses at such time, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document (if such filing is required under Rule 433) and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 411 days or, if the fiscal quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 456 days after the end of the Company’s current fiscal quarter, plus in each case any extension that may be available under Rule 12b-25 under the Exchange Act), to make generally available to the Company’s security holders and, if requested by the Representatives, to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(ix) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale (by means of an offering that does not require the preparation of any offering materials other than the Preliminary Prospectus and the Prospectus and any so-called Canadian “wrapper”) under the securities or Blue Sky laws of Canada and such other U.S. and (with the prior written consent of the Company) foreign jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock or, if earlier, until the first anniversary of the date of this Agreement; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) For a period commencing on the date of this Agreement and ending on the 180th day after the date of this Agreement (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or sell or grant options, rights or warrants with respect to securities convertible into or exchangeable for Common Stock, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement (other than registration statements on Form S-8 registering shares of Common Stock and other securities under employee or director stock option plans, stock purchase plans or other equity incentive plans or employee stock ownership plans (including, without limitation, the ESOP) referred to in clauses (A) or (B) of the next succeeding paragraph; registration statements on Form S-4 registering shares of Common Stock referred to in clause (C) of the next succeeding paragraph; and the Registration Statement (including any Rule 462(b) Registration Statement), in each case including any amendments thereto), including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Stifel, Nicolaus & Company, Incorporated and RBC Capital Markets, LLC, on behalf of the Underwriters; notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Stifel, Nicolaus & Company, Incorporated and RBC Capital Markets, LLC, on behalf of the Underwriters, waive such extension in writing; provided, however, that the Lock-Up Period extension and the other restrictions set forth in this paragraph shall not apply if, in the reasonable opinion of Stifel, Nicolaus & Company, Incorporated and RBC Capital Markets, LLC, such extension is no longer necessary due to changes in applicable laws or regulations or FINRA rules subsequent to March 15, 2012.

Anything herein to the contrary notwithstanding, the foregoing provisions of this Section 6(a)(x) shall not apply to any of the following:

(A) The issuance or transfer of shares of Common Stock or other securities (including, without limitation, options, restricted stock or restricted stock units) pursuant to employee or director stock option plans, stock purchase plans or other equity incentive plans or employee stock ownership plans (including, without limitation, the ESOP) in effect on the Initial Delivery Date or assumed by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries becomes subject in connection with the acquisition of any entity, business, property, technology or other assets (whether by merger, consolidation, acquisition of securities or assets or otherwise) or the issuance by the Company of shares of Common Stock upon the exercise of any options or other rights issued under any of the foregoing plans or upon the settlement of restricted stock units or other securities issued under any of the foregoing plans,

(B) the issuance by the Company of shares of Common Stock or other securities upon the exercise, conversion or exchange of exercisable, convertible or exchangeable securities outstanding as of the date of this Agreement,

(C) the issuance by the Company of shares of Common Stock in connection with the acquisition of any entity, assets, business or technology (whether by merger, consolidation, acquisition of securities or assets or otherwise), so long as the total number of shares of Common Stock issued pursuant to this clause (C) shall not exceed 20% of the sum of (i) the number of shares of Firm Stock and (ii) the number of shares of Option Stock to the Underwriters pursuant to this Agreement, or

(D) shares of Stock offered or sold in the offering contemplated hereby.

(xi) If Stifel, Nicolaus & Company, Incorporated and RBC Capital Markets, LLC, in their sole discretion, agree to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by issuing a press release substantially in the form of Exhibit A-2 hereto, and containing such other information as Stifel, Nicolaus & Company, Incorporated and RBC Capital Markets, LLC may reasonably require with respect to the circumstances of the release or waiver and/or the identity of the officer(s) and/or director(s) with respect to which the release or waiver applies, through a major news service at least two business days before the effective date of the release or waiver.

(xii) To apply the net proceeds from the sale of the Stock being sold by the Company substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xiii) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Rules and Regulations.

(xiv) If the Company elects to rely upon Rule 462(b) under the Rules and Regulations, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Rules and Regulations by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall pay the Commission the filing fee for the Rule 462(b) Registration Statement in accordance with applicable Rules and Regulations.

(b) Each Underwriter severally represents and warrants to, and agrees with, the Company that such Underwriter has not included and shall not include any “issuer information” (as defined in Rule 433 under the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior written consent of the Company (any such issuer information with respect to whose use the Company has given its prior written consent, “Permitted Issuer Information”).

7. Further Agreements of the Selling Stockholders. Each Selling Stockholder agrees, severally and not jointly:

(a) [Reserved.]

(b) [Reserved.]

(c) Neither such Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405) relating to the Stock.

(d) To deliver to the Representatives prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

(e) The Selling Stockholder will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

8. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the shares of Stock to be sold by the Company hereunder, any stamp duties or transfer taxes payable in connection with the sale and delivery of those shares by the Company to the Underwriters and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the delivery and distribution of the Custody Agreements and the fees and expenses of the Custodian; (e) any required review by the Financial Industry Regulatory Authority, Inc. (the “FINRA”) of the terms of sale of the Stock (including related reasonable fees and expenses of counsel to the Underwriters in an amount that is not greater than $20,000); (f) the listing of the Stock on The NASDAQ Global Market and/or any other exchange; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable fees and expenses of counsel to the Underwriters); (h) the preparation, printing and distribution of a so-called Canadian “wrapper” for distribution in

Canada (including related fees and expenses of Canadian counsel to the Underwriters); (i) the investor presentations on any “road show” undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show, one-half of the cost of any aircraft chartered in connection with the road show and all other travel and lodging expenses of the officers of the Company; and (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell, one-half of the cost of any aircraft chartered in connection with the road show and all other travel and lodging expenses of the Underwriters and the expenses of advertising any offering of the Stock made by the Underwriters.

Anything in the immediately preceding paragraph to the contrary notwithstanding, each Selling Stockholder agrees, severally and not jointly, that if any shares of Stock are purchased by the Underwriters on any Delivery Date, then such Selling Stockholder will pay (or reimburse the Company for the payment of, as the case may be) (i) in the case of the Selling Stockholders other than BHC, Cambridge Capital II LLC and Keating Capital, Inc., such Selling Stockholder’s pro rata portion (such pro rata portion to be equal to the number of shares of Stock sold by such Selling Stockholder to the Underwriters pursuant to this Agreement through and including such Delivery Date as a percentage of the total number of shares of Stock sold by all Selling Stockholders other than BHC, Cambridge Capital II LLC and Keating Capital, Inc. to the Underwriters pursuant to this Agreement through and including such Delivery Date), of the reasonable fees and expenses of Freeland Cooper & Foreman LLP, counsel to the Selling Stockholders other than BHC, Cambridge Capital II LLC and Keating Capital, Inc.; (ii) such Selling Stockholder’s pro rata portion (such pro rata portion to be equal to the number of shares of Stock sold by such Selling Stockholder pursuant to this Agreement through and including such Delivery Date as a percentage of the total number of shares of Stock sold by all Selling Stockholders to the Underwriters pursuant to this Agreement through and including such Delivery Date) of the fees and expenses of the Custodian (including, without limitation, reasonable fees and expenses of counsel to the Custodian) (except that, solely for purposes of this clause (ii), the Company shall be responsible for paying the pro rata portion of the fees and expenses of the Custodian that would otherwise have been payable by BHC, Cambridge Capital II LLC and Keating Capital, Inc.); (iii) all transfer taxes, stamp taxes and other similar taxes or duties payable in connection with the sale of the shares of Stock sold by such Selling Stockholder to the Underwriters pursuant to this Agreement and (iv) in the event that any shares of Stock sold by such Selling Stockholder to the Underwriters pursuant to this Agreement are issued upon the exercise of stock options in respect of which notices of option exercise have been deposited with or otherwise delivered to the Custodian as contemplated by Section 2(e)(iii) hereof, such amounts as any Attorney-in-Fact may deem necessary to pay for the exercise price of such options and to pay or provide for all taxes, duties, imposts or withholdings imposed or payable in connection therewith; and each Selling Stockholder hereby authorizes the Representatives or the Custodian, as the case may be, to pay, by deduction from amounts otherwise payable to such Selling Stockholder pursuant to Section 5 hereof, any and all of the foregoing expenses in such amounts and to such persons as may be specified by any Attorney-in-Fact, as set forth in a certificate from such Attorney-in-Fact delivered to the Representatives or the Custodian, as the case may be, which certificate shall set forth the amount or amounts to be deducted and the person or persons to whom such amounts shall be payable and shall state that such expenses are properly payable in accordance with this paragraph. Without limitation to the foregoing, each Selling Stockholder agrees that if any Attorney-in-Fact is unable to determine, as of the applicable Delivery Date, the exact amount of any expenses or other amounts payable by such Selling Stockholder as aforesaid, then the amount or amounts to be deducted from the proceeds payable to such Selling Stockholder, as set forth in such certificate, may include such reserves or estimated amounts as may be reasonably determined by such Attorney-in-Fact. To the extent that the aggregate amounts payable by any Selling Stockholder as aforesaid exceed the amount so deducted from the proceeds payable to such Selling Stockholder, such Selling Stockholder shall pay any such shortfall promptly upon written request by any Attorney-in-Fact or the Company; and to the extent that the amount so deducted from the proceeds payable to any Selling Stockholder shall exceed the aggregate amount payable by such Selling Stockholder as aforesaid, the Attorneys-in-Fact shall promptly return (or cause the Custodian to return) such excess to such Selling Stockholder.

The amounts payable by the Selling Stockholders pursuant to this paragraph shall be due and payable on the Initial Delivery Date and each Option Stock Delivery Date, if any, after the Initial Delivery Date; provided that, if the Option Stockholder shall sell any shares of Option Stock to the Underwriters on an Option Stock Delivery Date that is after the Initial Delivery Date, then each Selling Stockholder’s (other than BHC, Cambridge Capital II, LLC and Keating Capital, Inc.) pro rata portion of the fees and expenses of counsel to the Selling Stockholders and each Selling Stockholder’s pro rata portion of the fees and expenses of the Custodian shall be re-computed as set forth in clauses (i) and (ii), respectively, of the immediately preceding paragraph on the basis of the total number of shares of Firm Stock and Option Stock sold to the Underwriters through and including such Option Stock Delivery Date, and promptly following such Option Stock Delivery Date, the Option Stockholder shall reimburse (x) each of the other Selling Stockholders (other than BHC, Cambridge Capital II, LLC and Keating Capital, Inc.) for an amount equal to the excess of the amount previously paid by such Selling Stockholder pursuant to clause (i) of the immediately preceding paragraph in respect of the fees and expenses of counsel to the Selling Stockholders (reduced by any reimbursement of such fees and expenses previously paid to such Selling Stockholder pursuant to this paragraph) over such Selling Stockholder’s pro rata portion of such fees and expenses of counsel as re-computed as of such Option Stock Delivery Date and (y) each of the other Selling Stockholders (other than BHC, Cambridge Capital II LLC and Keating Capital, Inc.) and the Company for an amount equal to the excess of the amount previously paid by such Selling Stockholder or the Company, as the case may be, pursuant to clause (ii) of the immediately preceding paragraph in respect of the fees and expenses of the Custodian (reduced by any reimbursement of such fees and expenses previously paid to such Selling Stockholder or the Company, as the case may be, pursuant to this paragraph) over such Selling Stockholder’s or the Company’s, as the case may be, pro rata portion of such fees and expenses of Custodian as re-computed as of such Option Stock Delivery Date; and the Option Stockholder hereby authorizes the Representatives or the Custodian, as the case may be, to pay, by deduction from amounts otherwise payable to the Option Stockholder pursuant to Section 5 hereof in respect of shares of Option Stock sold on any Option Stock Delivery Date that is after the Initial Delivery Date, any and all such amounts as the Option Stockholder may be required to reimburse to the other Selling Stockholders or the Company, as the case may be, pursuant to the foregoing provisions of this sentence, such reimbursement to be made in such amounts and to such of the other Selling Stockholders and the Company as may be specified by any Attorney-in-Fact, as set forth in a certificate from such Attorney-in-Fact delivered to the Representatives or the Custodian, as the case may be, which certificate shall set forth the amount or amounts to be deducted and the person or persons to whom such amounts shall be payable and shall state that such amounts are properly payable in accordance with this paragraph.

The foregoing provisions of this Section 8 shall not alter or affect any agreement between the Company, on the one hand, and any of the Selling Stockholders, on the other hand, for the payment, apportionment or reimbursement of expenses relating to the offering contemplated hereby.

9. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the respective representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Rules and Regulations, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required (solely in the case of the Registration Statement) to be stated therein or is necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreements, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Frederick M. Gonzalez, Vice President, General Counsel and Corporate Secretary of the Company, shall have furnished to the Representatives his written opinion, as counsel to the Company, and Sidley Austin LLP shall have furnished to the Representatives its written opinion and statement, as special counsel to the Company, each addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, in substantially the forms attached hereto as Exhibits B-1 and B-2, respectively; and special Hong Kong, Taiwan and Netherlands counsel to the Company shall have furnished to the Representatives their written opinions, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to substantially the effect set forth in Exhibits B-4, B-5 and B-6, respectively.

(e) Counsel for the Selling Stockholders shall have furnished to the Representatives a written opinion, as counsel to each of the Selling Stockholders for whom it is acting as counsel, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-3.

(f) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, in form and substance reasonably satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus or with respect to the reading of minutes and the performance of other procedures, as of a date not more than three business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-

X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus or with respect to the reading of minutes and the performance of other procedures, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings (other than with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus) set forth in the initial letter.

(i) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of the Company signed by its Chief Executive Officer and its Chief Financial Officer stating that:

(i) The representations and warranties of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied in all material respects with all its agreements contained herein and satisfied all the conditions contained herein on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and, to the knowledge of the Company, no proceedings or examination for that purpose have been instituted or threatened; and

(iii)(1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and (solely in the case of the Prospectus) does not contain any untrue statement of a material fact and did not omit and (solely in the case of the Prospectus) does not omit to state a material fact required (solely in the case of the Registration Statement) to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading.

(j) Each Selling Stockholder (or one or more Attorneys-in-Fact on behalf of such Selling Stockholder) shall have furnished to the Representatives on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, such Selling Stockholder (or one or more Attorneys-in-Fact on behalf of such Selling Stockholder) stating that the representations and warranties of such Selling Stockholder contained herein are true and correct on and as of such Delivery Date and that the Selling Stockholder has complied in all material respects with all its agreements contained herein and has satisfied all the conditions contained herein on its part to be performed or satisfied hereunder at or prior to such Delivery Date; provided that BHC need not furnish any such certificate on a Delivery Date after the Initial Delivery Date.

(k) Each Selling Stockholder (or one or more Attorneys-in-Fact on behalf of such Selling Stockholder) shall have furnished to the Representatives on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, such Selling Stockholder (or one or more Attorneys-in-Fact on behalf of such Selling Stockholder) stating that such Selling Stockholder has examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, to its knowledge, (A) the Registration Statement, as of the Effective Date, (B) the Prospectus, as of its date and on the applicable Delivery Date, and (C) the Pricing Disclosure Package, as of the Applicable Time, did not and (solely in the case of the Prospectus) does not contain any untrue statement of a material fact and did not omit and (solely in the case of the Prospectus) does not omit to state a material fact required (solely in the case of the Registration Statement) to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading; provided that such certificate will state that no representation, warranty or certification is made except as to information contained in or omitted from the Registration Statement, the Prospectus or the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion therein, which information is specified in Section 10(g) hereof.

(l) (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest financial statements audited or reviewed by KPMG LLP included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capital stock, long-term debt or capital lease obligations of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, or NYSE Amex, or trading in any securities of the Company on any exchange shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in any case described above, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n) The NASDAQ Global Market shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(o) The Lock-Up Agreements from the officers, directors and stockholders of the Company set forth in Schedule 3, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

10. Indemnification and Contribution.

(a) The Company hereby agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties”), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus (including any electronic road show) or in any amendment or supplement thereto, or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) that is required to be filed pursuant to Rule 433(d) of the Securities Act and is used or referred to by any Underwriter, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus (including any electronic road show) or in any amendment or supplement thereto or in any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) that is required to be filed pursuant to Rule 433(d) of the Securities Act and is used or referred to by any Underwriter, any material fact required (solely in the case of the Registration Statement or any amendment thereto) to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement or any amendment thereto, in light of the circumstances under which they were made) not misleading, and, subject to Section 10(d), shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus (including any electronic road show) or in any amendment or supplement thereto or in any Permitted Issuer Information in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f), and written information furnished to the Company by or on behalf of any Selling Stockholder specifically for inclusion therein, which information consists solely of the information specified in Section 10(g). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter Indemnified Party.

(b) Each Selling Stockholder, severally and not jointly, shall indemnify and hold harmless each Underwriter Indemnified Party from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus, or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus (including any electronic road show) or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) that is required to be filed pursuant to Rule 433(d) of the Securities Act and is used or referred to by any Underwriter, or (D) any “free writing prospectus” (as defined in Rule 405) prepared by or on behalf of such Selling Stockholder or used or referred to by such Selling Stockholder in connection with the offering of the Stock in violation of Section 7(c) (any such free writing prospectus being referred to as a “Selling Stockholder Free Writing Prospectus”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus (including any electronic road show) or in any amendment or supplement thereto, or in any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) that is required to be filed pursuant to Rule 433(d) of the Securities Act and is used or referred to by any Underwriter, or any Selling Stockholder Free Writing Prospectus, any material fact required (solely in the case of the Registration Statement or any amendment thereto) to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement or any amendment thereto, in light of the circumstances under which they were made) not misleading, and, subject to Section 10(d), shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Selling Stockholder furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion therein, which information consists solely of the information set forth in Section 10(g). Anything herein to the contrary notwithstanding, the total liability of any Selling Stockholder under this Section 10 and for any breach or violation of any representations, warranties, covenants or agreements of such Selling Stockholder in this Agreement or in any certificate or other agreement delivered pursuant hereto or contemplated hereby shall be limited to an amount equal to the total gross proceeds received by such Selling Stockholder after deducting underwriting commissions and discounts, but before deducting expenses, from the offering of the shares of the Stock purchased under this Agreement received by such Selling Stockholder, as set forth in the table on the cover page of the Prospectus. Subject to the limitation set forth in the preceding sentence, the foregoing indemnity agreement is in addition to any liability that such Selling Stockholder may otherwise have to any Underwriter Indemnified Party.

(c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Selling Stockholder, their respective directors, officers and employees, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Company, such Selling Stockholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto or (B) any Issuer Free Writing Prospectus (including any electronic road show) or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus (including any electronic road show) or in any amendment or supplement thereto, any material fact required (solely in the case of the Registration Statement or any amendment thereto) to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement or any amendment thereto, in light of the circumstances under which they were made) not misleading, and, subject to Section 10(d), shall reimburse the Company, each Selling Stockholder and each such director, officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company, that Selling Stockholder or that director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information consists solely of the information specified in

Section 10(f). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, any Selling Stockholder or any such director, officer, employee or controlling person.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ legal counsel to represent jointly the indemnified party and those other indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity or contribution may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party; provided that, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of generally the same allegations, the indemnifying parties shall not be liable for the fees and expenses of more than one separate firm of legal counsel (in addition to one firm of local counsel) for all indemnified parties. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any the indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action that is not subject to appeal, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b), or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying party or parties (as the case may be), on the one hand, and the indemnified party or parties (as the case may be), on the one hand, from the offering of the Stock, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties (as the case may be), on the one hand, and the indemnified party or parties (as the case may be), on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock purchased under this Agreement (after deducting underwriting discounts and commissions but before deducting other expenses) received by the Company and the Selling Stockholders, as the case may be, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), (i) in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Stock exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the obligations of the Company and the Selling Stockholders under this Section 10(e) are several in proportion to the respective numbers of shares of Stock sold by them to the Underwriters and not joint and the liability of any Selling Stockholder under this Section 10(e) is subject to the limitations set forth in Section 10(b). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

(f) The Underwriters severally acknowledge and agree, and each of the Company and each Selling Stockholder, severally and not jointly, acknowledges and agrees, that the statements set forth in the following portions of the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or in any amendment or supplement thereto: the statements regarding delivery of shares by the Underwriters set forth on the cover page; the statement regarding the concession and reallowance appearing under the caption “Underwriting – Commissions and Expenses;” the third sentence appearing under the caption “Underwriting – Offering Price Determination”; and the information appearing under the caption “Underwriting—Stabilization, Short Positions and Penalty Bids,” but only insofar as concerns the Underwriters; and the information appearing under the caption “Underwriting—Discretionary Sales.”

(g) Each Selling Stockholder (the “Subject Stockholder”), severally and not jointly, acknowledges and agrees, and each of the Company, each other Selling Stockholder and the Underwriters, severally and not jointly, acknowledges and agrees that the only information furnished in writing to the Company by or on behalf of the Subject Stockholder specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or in any Permitted Issuer Information is the information appearing opposite the name of such Subject Stockholder in the table that appears under the caption “Principal and Selling Stockholders” and any footnote to such information in the Preliminary Prospectus and the Prospectus.

11. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Stock that it has agreed to purchase under this Agreement, the non-defaulting Representatives, on behalf of the non-defaulting Underwriters, may in their discretion arrange for the purchase of such Stock by the non-defaulting Underwriters or other persons reasonably satisfactory to the Company on the terms contained in this

Agreement. If, within 36 hours after any such default by any Underwriter, the Representatives do not arrange for the purchase of such Stock, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Stock on such terms. In the event that within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Stock, or the Company notifies the Representatives that it has so arranged for the purchase of such Stock, either the Representatives or the Company may postpone such Delivery Date for up to seven full business days in order to effect any changes that the Company or the Representatives reasonably deem necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Stock of a defaulting Underwriter or Underwriters by the non-defaulting Representatives and the Company as provided in paragraph (a) above, the total number of shares of the Stock that remains unpurchased does not exceed one-eleventh of the total number of shares of all the Stock, then the Company shall have the right to require each non-defaulting Underwriter to purchase the total number of shares of Stock that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of shares of Stock that such Underwriter agreed to purchase hereunder) of the Stock of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of shares of Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3.

(c) If, after giving effect to any arrangements for the purchase of the Stock of a defaulting Underwriter or Underwriters by the non-defaulting Representatives and the Company as provided in paragraph (a) above, the total number of shares of Stock that remains unpurchased exceeds one-eleventh of the total number of shares of all the Stock, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement (or, in the case of a default by any Underwriter to purchase Option Stock on a Delivery Date that is after the Initial Delivery Date, the obligations of the Underwriters to purchase, and of the Option Stockholder and/or the Company, as the case may be, to sell, the Option Stock that was to have been purchased and sold on such Delivery Date) shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement (or, in the case of a default by any Underwriter to purchase Option Stock on a Delivery Date after the Initial Delivery Date, any termination of the obligations of the Underwriters to purchase and of the Option Stockholder and/or the Company, as the case may be, to sell the Option Stock that was to have been purchased and sold on such Delivery Date) pursuant to this Section 11 shall be without liability on the part of the Company, except that, in the case of any such termination of this Agreement, the Company will continue to be liable for the payment of expenses as set forth in Section 8 and except that the provisions of Section 10 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company and the Selling Stockholders or any non-defaulting Underwriter for damages caused by its default.

12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Section 9(l) and 9(m) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

13. Reimbursement of Underwriters’ Expenses. If (a) the Company or any Selling Stockholder shall fail to tender the Stock for delivery to the Underwriters for any reason or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand and following receipt by the Company of reasonable supporting documentation evidencing such out-of-pocket expenses, shall pay the full amount thereof to the Representatives, provided, however, that if the Option Stockholder and/or the Company, as the case may be, shall fail to tender Stock for delivery to the Underwriters on a Delivery Date after the Initial Delivery Date or the Underwriters shall decline to purchase Stock for any reason permitted under this Agreement on a Delivery Date after the Initial Delivery Date, the Company’s obligation, if any, to reimburse the Underwriters’ reasonable out-of-pocket expenses as aforesaid shall be limited to those reasonable out-of-pocket expenses incurred solely in connection with the proposed purchase and sale of Stock on such subsequent Delivery Date. Notwithstanding the foregoing or anything in this Agreement to the contrary, if (a) the Underwriters shall decline to purchase any Stock on any Delivery Date because of the occurrence of any event or condition referred to in Section 9(m) (other than an event relating solely to a suspension or material limitation in trading of securities of the Company) or because of conditions set forth in Section 9(f) shall not have been satisfied or (b) the Underwriters shall decline to purchase any Stock on any Delivery Date or this Agreement (or the Underwriters’ obligation to purchase Option Stock on a Delivery Date after the Initial Delivery Date, as the case may be) is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse the Underwriters for any expenses.

14. Research Analyst Independence. Each of the Company and the Selling Stockholders, severally and not jointly, acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. Each of the Company and the Selling Stockholders, severally and not jointly, hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Stockholders by such Underwriters’ investment banking divisions. The Company and the Selling Stockholders, severally and not jointly, acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

15. No Fiduciary Duty. Each of the Company and the Selling Stockholders, severally and not jointly, acknowledges and agrees that in connection with this offering, the sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Selling Stockholders, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company or Selling Stockholders shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Selling Stockholders. Each of the Company and the Selling Stockholders, severally and not jointly, hereby waives any claims that it may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

16. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters or the Representatives, shall be delivered or sent by mail, hand delivery, overnight delivery service or facsimile transmission (and, in the case of facsimile transmission, confirmed by telephone) to Stifel, Nicolaus & Company Incorporated, One Montgomery Street, Suite 3700, San Francisco, California 94104, Attention: Keith Lister (Fax: 415-364-2799; Tel: 415-364-2991);

(b) if to the Company, shall be delivered or sent by mail, hand delivery, overnight delivery service or facsimile transmission (and, in the case of facsimile transmission, confirmed by telephone) to the address of the Company set forth on the front cover of the Registration Statement, Attention: Nick Hawkins, Chief Financial Officer (Fax: 510-659-6951, Tel: 510-657-8747) with a copy to Frederick M. Gonzalez, Vice President, General Counsel and Corporate Secretary (Fax: 510-659-6951; Tel: 510-528-1406);

(c) if to any Selling Stockholder (other than BHC), shall be delivered or sent by mail, hand delivery, overnight delivery service (and, in the case of facsimile transmission, confirmed by telephone) to such Selling Stockholder, c/o Nick Hawkins, Attorney-In-Fact, Corsair Components, Inc., 46221 Landing Parkway, Fremont, California 94538 (Fax: 510-659-6951, Tel: 510-657-8747) with a copy to Frank Huang, Freeland Cooper & Foreman LLP, 150 Spear Street, Suite 1800, San Francisco, CA 94105 (Fax: 415-495-4332; Tel: 415-541-0200); and

(d) if to BHC, shall be delivered or sent by mail, hand delivery, overnight delivery service (and, in the case of facsimile transmission, confirmed by telephone) to BHC Interim Funding III, L.P., 444 Madison Avenue, 25th Floor, New York, New York 10022, Attention: Gerald H. Houghton, Managing Partner, (Fax: 212-753-7730, Tel: 212-329-1661) with a copy to Pamela Flaherty, Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174 (Fax: 917-332-3733; Tel: 212-885-5174).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives, and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholders by any Attorney-in-Fact.

17. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective heirs, personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnities and agreements of the Underwriters contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, and employees of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and their respective heirs, personal representatives and successors, the respective directors, officers and employees of each Selling Stockholder and each person, if any, who controls a Selling Stockholder within the meaning of Section 15 of the Securities Act and their respective heirs, personal representatives and successors. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

18. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

19. Definition of the Terms “Business Day,” “Affiliate,” “Subsidiary,” “Majority Owned Subsidiary” and “Federal”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “affiliate,” and “subsidiary” and “majority owned subsidiary” have the meanings as defined in Rule 405. References in this Agreement to “federal” laws, rules, regulations, authorities and similar references, refer to U.S. federal laws, rules, regulations, authorities and similar matters.

20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21. Waiver of Jury Trial. The Company, the Selling Stockholders and the Underwriters, severally and not jointly, hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

23. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

24. Several Obligations. Anything in this Agreement to the contrary notwithstanding, the representations, warranties, covenants and agreements made by the Company or any Selling Stockholder in this Agreement or in any certificates or other agreements delivered pursuant hereto or contemplated hereby are made severally and not jointly by the Company or such Selling Stockholder, as the case may be.

[Signature Page Follows]

If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

CORSAIR COMPONENTS, INC.

By:
Name:
Title:

THE SELLING STOCKHOLDERS NAMED IN SCHEDULE 2 TO THIS AGREEMENT

By:
Attorney-in-Fact
Name:

Accepted:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

RBC CAPITAL MARKETS, LLC

For themselves and as Representatives

of the several Underwriters named

in Schedule 1 hereto

By STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Authorized Representative

By RBC CAPITAL MARKETS, LLC

By:
Authorized Representative

SCHEDULE 1

Underwriters	Number of Shares of Firm Stock
Stifel, Nicolaus & Company, Incorporated.
RBC Capital Markets, LLC.
William Blair & Company, L.L.C.

Needham & Company, LLC

Total

SCHEDULE 2

Name and Address of Selling Stockholder	Number of Shares of Firm Stock	Number of Shares of Option Stock
Andrew J. Paul 46221 Landing Parkway Fremont, California 94538	—	541,000
John S. Beekley 46221 Landing Parkway Fremont, California 94538	286,000	—
Donald A. Lieberman [Address]	233,000	—

Richard R. Hashim 46221 Landing Parkway Fremont, California 94538	106,000	—
Keating Capital, Inc. 5251 DTC Parkway, Suite 1100 Greenwood Village, CO 80111	549,000	—
Joseph H. Wilson, Jr. 46221 Landing Parkway Fremont, California 94538	310,000	—
John E. Green [Address]	59,000	—

BHC Interim Funding III, L.P. 444 Madison Avenue, 25th Floor New York, NY 10022	156,000	—
Paul D. McGuire [Address]	11,000	—

Martin E. Mueller 46221 Landing Parkway Fremont, California 94538	29,000	—
Cambridge Capital II LLC 18 Inverness Place East Englewood, CO 80112	137,000	—

Total	1,876,000	541,000